Exhibit 99.1

Revocable Proxy
Hampshire First Bank
Special meeting of Stockholders
___________, 2012

The undersigned hereby appoints the Proxy Committee of the Board of Directors of Hampshire First Bank (the “Bank”), with full powers of substitution to act as proxy for the undersigned, and to vote all shares of common stock of the Bank which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held at the Bank’s offices at 80 Canal Street, Manchester, New Hampshire on __________, 2012, at __:00 _.m., local time, and at any and all adjournments thereof with all of the powers the undersigned would possess if personally present at such meeting as follows:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE LISTED PROPOSALS.

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and among NBT Bancorp Inc., NBT Bank, N.A. and Hampshire First Bank, dated as of November 16, 2011, and the transactions contemplated by the Agreement and Plan of Merger.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

2.	To adjourn the special meeting, if necessary, to another time or place for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger or otherwise.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE DESIGNATED PROXIES IN THEIR BEST JUDGMENT.  PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

This proxy is revocable.  You can revoke this proxy by: (i) providing written notice of revocation to the Clerk of Hampshire First Bank at the address provided in the notice of Special Meeting of Stockholders, which written notice must be filed with the Clerk by the time the Special Meeting of Stockholders begins; (ii) submitting a later dated proxy card; or (iii) attending the Special Meeting of Stockholders and voting in person.  Any earlier proxy will be automatically revoked; however, simply attending the Special Meeting of Stockholders without voting will not revoke your proxy.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

The undersigned acknowledges receipt from Hampshire First Bank prior to the execution of this proxy of a notice of Special Meeting of Stockholders and of a Proxy Statement/Prospectus dated ____________, 2012, for the Special Meeting of Stockholders.

Please sign exactly as your name appears on this card and fill in the date below.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

Dated:
Stockholder Signature

Print Name of Stockholder

Signature, if Jointly Held

Print Name of Co-Holder, if Jointly Held